EXHIBIT 16.1

August 2, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of C & C Tours, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated July 27, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina, Minnesota 55436

630.277.2330